UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 31, 2021	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Director

On January 3, 2022, Comtech Telecommunications Corp. (“Comtech” or the "Company") announced that Michael Porcelain has been appointed Chief Executive Officer, effective December 31, 2021, and a member of the Board of Directors, effective January 3, 2022. Mr. Porcelain, who will also remain President of Comtech, succeeds Fred Kornberg, who will serve as an advisor to the Company on technology matters and continue as a director and non-executive Chairman of the Board.

Mr. Porcelain has served as President since January 2020 and as Chief Operating Officer of Comtech since October 2018. He previously served as the Company's Chief Financial Officer from 2006 to 2018, and as Vice President of Finance and Internal Audit of Comtech from 2002 to 2006. Prior to joining Comtech, Mr. Porcelain was Director of Corporate Profit and Business Planning for Symbol Technologies (subsequently acquired by Motorola Technologies, Inc.), a mobile wireless information solutions company, where he was employed from 1998 to 2002. Previously, he spent five years in public accounting holding various positions, including Manager in the Transaction Advisory Services Group of PricewaterhouseCoopers. Since 1998, he has owned and operated The Independent Adviser Corporation, a privately held company which holds the rights to use certain intellectual properties and trademarks (including various Internet websites) related to the financial planning and advisory industry. Mr. Porcelain is on the Board of Directors of Air Industries Group, a New York Stock Exchange listed company and a U.S. defense contractor, and serves as the Chairman of its Audit Committee. Mr. Porcelain is also a Member of the Board of Directors of the Fund for Modern Courts, an independent organization that promotes reform and equal justice in the New York Court system.

Appointment of New Director

On January 3, 2022, Comtech announced that Mark R. Quinlan has been appointed to Comtech’s Board of Directors, effective January 3, 2022. Mr. Quinlan will join the Executive Compensation Committee.

In 2016, Mr. Quinlan co-founded private investment firm, White Hat Capital Partners LP, which is focused on building sustainable value in technology companies serving mission-critical applications. The Firm constructively partners with its portfolio companies to improve strategy and capital allocation decisions, implement operational efficiencies, and strengthen governance, all with a view to improving corporate competitiveness and creating shareholder value. Prior to founding White Hat, Mr. Quinlan was Managing Director and Co-Head of the Global Technology Investment Banking Group at Stifel. In addition, he served as a Member of the firm’s Investment Banking Management Committee as well as the Fairness Committee. Mr. Quinlan joined Stifel in 2010 through its merger with Thomas Weisel Partners. Mr. Quinlan joined Thomas Weisel Partners in 2000 from Merrill Lynch and was promoted to Partner in 2006. He joined Merrill Lynch in 1996 following two years with Brown Brothers Harriman & Co. During his investment banking career, Mr. Quinlan advised numerous corporate boards on a broad range of strategic and corporate finance decisions. He maintains extensive senior executive relationships across the technology, investment management and financial services sectors.

On October 18, 2021, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with certain affiliates and related funds of Magnetar Capital LLC and White Hat Capital Partners LP, the terms of which are described in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on October 22, 2021 (the “Subscription Agreement Form 8-K”). The information required by Item 5.07(c) of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of the Subscription Agreement Form 8-K. Mr. Quinlan was appointed as a director pursuant to the terms of the Subscription Agreement.

In connection with his appointment, Mr. Quinlan and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit Number 10.1 to Company’s Form 8-K filed on March 8, 2007.

A copy of the Company's press release announcing the transition from Fred Kornberg to Michael Porcelain of the role of Chief Executive Officer and the appointment of new directors is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    January 3, 2022
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer